Exhibit 99.1

Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES THIRD QUARTER
FISCAL YEAR 2016 RESULTS

Net Sales Reach $750 Million, a 13% Increase or
15% on a Constant Currency Basis

Earnings Per Diluted Share $0.47, a 47% Increase
Adjusted Earnings Per Diluted Share $0.49, a 9% Increase

Lake Success, NY, May 4, 2016-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today reported results for its third quarter ended March 31, 2016.

Third Quarter Performance Highlights

▪
Net sales of $750.0 million, a 13% increase, or 15% on a constant currency basis, over prior year period net sales of $662.7 million. Net sales were impacted by $13.9 million of foreign exchange rate movements versus a year ago.

▪	Hain Celestial US net sales increased by 2.7% on a constant currency basis over the prior year period.

▪
Earnings per diluted share of $0.47, a 47% increase over the prior year period, or on an adjusted basis $0.49, a 9% increase over the prior year period. Foreign currencies impacted reported results by $0.01 per diluted share.

▪	Operating income of $69.0 million, or 9.2% of net sales; adjusted operating income of $80.4 million, or 10.7% of net sales.

▪	Strong nine month operating cash flow of $131 million, an increase of 87% over the prior year period.

“Our net sales reflect the strong performance across our businesses led by Hain Celestial United States, Hain Pure Protein, Hain Celestial United Kingdom and Hain Celestial Europe as well as Hain Celestial Canada,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “The diversification of our product portfolio with leading organic, natural and better-for-you brands around the world, combined with our team’s solid execution of our operational initiatives fueled our financial performance. We are extremely pleased with our US results where we returned to growth in the third quarter and expect these trends to continue.”

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Third Quarter 2016
The United States segment reported third quarter net sales of $351.9 million. In the United Kingdom segment, net sales were $208.4 million. Hain Pure Protein reported net sales of $113.6 million, and the Rest of World segment reported net sales of $75.9 million. The Company had strong branded sales in constant currency led by Imagine®, Plainville Farms®, Terra®, Garden of Eatin’®, Tilda®, Yves®, FreeBird®, The Greek Gods®, Spectrum® and Sensible Portions® brands as well as its personal care brands, Alba Botanica® and Jason®. Net sales of Joya® brand and the Orchard House Foods business, both acquired after the third quarter of fiscal year 2015 also contributed to the net sales growth.

The Company earned net income of $49.0 million, a 47% increase, and adjusted net income of $50.6 million, a 9% increase, compared to the prior year period. Earnings per diluted share for the third quarter were $0.47, a 47% increase compared to the prior year period. On an adjusted basis earnings per diluted share for the third quarter were $0.49, a 9% increase compared to the prior year period. Refer to “Non-GAAP Financial Measures” section in this press release for reconciliations.

Project Terra
As previously communicated, the Company commenced a strategic review under Project Terra and has identified approximately $100 million in global cost savings, which it expects to achieve during fiscal years 2017 through 2019.  These initiatives are expected to include optimizing plants, co-packers and procurement and rationalizing the Company’s product portfolio, and reinvesting these incremental savings into the business to further brand building efforts and household penetration.  Effective immediately, James R. Meiers has been appointed to the newly-created position of Chief Operations Officer for Hain Celestial reporting to Irwin Simon, with responsibility for achieving the cost savings across the Company’s worldwide operations.

The strategic review has also resulted in the Company redefining its core platforms for future growth based upon consumer trends to create and inspire A Healthier Way of Life™. The core platforms are now defined by common consumer need, route-to-market or internal advantage and are aligned with the Company’s strategic roadmap to continue its leadership position in the organic and natural, better-for-you industry.

Beginning in fiscal year 2017, the Company plans to establish five strategic platforms within Hain Celestial US with the purpose to drive accelerated net sales and margin growth. The platforms will be:

▪	Fresh Living-includes poultry, yogurt, plant-based proteins and other refrigerated products;

▪	Better-for-You Baby-includes infant foods, infant formula, diapers and wipe products that nurture and care for babies and toddlers;

▪	Better-for-You Snacking-wholesome products for in-between meals;

▪	Better-for-You Pantry-core consumer staples; and

▪	Pure Personal Care-personal care products focused on providing consumers with cleaner and gentler ingredients.

In addition, the Company will launch Cultivate Ventures (“Cultivate”), a venture unit whose purpose is threefold:  (i) to strategically invest in the Company’s smaller brands in high potential categories such as SunSpire® chocolates and DeBoles® pasta by giving them a dedicated, creative focus for refresh and relaunch; (ii) to incubate small acquisitions until they reach the scale for the Company’s core platforms; and (iii) to invest in concepts, products and technology, which focus on health and wellness.

The Company has also identified certain brands representing approximately $30 million in sales, which no longer fit into its core strategy for future growth, and it intends to sell these as a group.

“We are excited about the launch of our new platforms in fiscal year 2017, which are uniquely aligned with consumer eating habits and usage needs,” commented Irwin Simon. “We believe our platforms represent distinct opportunities for incremental growth and margin improvement. We expect this new approach will enable us to define more distinct channel strategies for our branded product offerings, and ensure that we continue to extend our organic and natural industry leadership position.”

Fiscal Year 2016 Guidance
The Company updated its fiscal year 2016 guidance expectations:

•	Total net sales range of $2.946 billion to $2.966 billion, an increase of approximately 9% to 10% as compared to fiscal year 2015, and

•	Earnings per diluted share range of $2.00 to $2.04, an increase of approximately 6% to 9% as compared to fiscal year 2015.

Guidance is provided on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, start-up costs, unrealized net foreign currency gains or losses, reserves for litigation matters and other non-recurring items, including any product recalls or market withdrawals, that have been or may be incurred during the Company’s fiscal year 2016, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results
The Company’s operations are managed into the following segments: United States, United Kingdom, Hain Pure Protein and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of results for the three and nine months ended March 31, 2016 by reportable segment:

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 3/31/16	$351,887	$208,391	$113,643	$75,941	$—	$749,862

Net sales - Three months ended 3/31/15	$343,728	$178,068	$83,192	$57,751	$—	$662,739

% change - FY'16 net sales vs. FY'15 net sales	2.4%	17.0%	36.6%	31.5%		13.1%

OPERATING INCOME
Three months ended 3/31/16
Operating income	$54,546	$16,217	$4,613	$6,198	$(12,567)	$69,007
Non-GAAP Adjustments [1]	$2,700	$—	$3,054	$—	$5,701	$11,455
Adjusted operating income	$57,246	$16,217	$7,667	$6,198	$(6,866)	$80,462
Adjusted operating income margin	16.3%	7.8%	6.7%	8.2%		10.7%

Three months ended 3/31/15
Operating income	$55,851	$11,760	$4,970	$4,412	$(16,799)	$60,194
Non-GAAP Adjustments [1]	$3,188	$3,838	$—	$—	$10,326	$17,352
Adjusted operating income	$59,039	$15,598	$4,970	$4,412	$(6,473)	$77,546
Adjusted operating income margin	17.2%	8.8%	6.0%	7.6%		11.7%

(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Nine months ended 3/31/16 [1]	$1,025,398	$567,971	$379,336	$216,934	$—	$2,189,639

Net sales - Nine months ended 3/31/15	$1,034,612	$551,144	$240,078	$164,545	$—	$1,990,379
Non-GAAP Adjustments [2]	$15,773	$—	$—	$928	$—	$16,701
Adjusted net sales - Nine months ended 3/31/15	$1,050,385	$551,144	$240,078	$165,473	$—	$2,007,080

% change - FY'16 net sales vs. FY'15 adjusted net sales	(2.4)%	3.1%	58.0%	31.1%		9.1%

OPERATING INCOME
Nine months ended 3/31/16
Operating income	$149,233	$45,189	$33,009	$12,981	$(26,216)	$214,196
Non-GAAP Adjustments [2]	$6,597	$1,020	$3,940	$515	$10,293	$22,365
Adjusted operating income	$155,830	$46,209	$36,949	$13,496	$(15,923)	$236,561
Adjusted operating income margin	15.2%	8.1%	9.7%	6.2%		10.8%

Nine months ended 3/31/15
Operating income	$141,031	$29,618	$16,505	$10,660	$(34,781)	$163,033
Non-GAAP Adjustments [2]	$33,546	$12,002	$140	$2,187	$12,822	$60,697
Adjusted operating income	$174,577	$41,620	$16,645	$12,847	$(21,959)	$223,730
Adjusted operating income margin	16.6%	7.6%	6.9%	7.8%		11.1%

(1) There were no Non-GAAP adjustments to net sales for the nine months ended 03/31/16
(2) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcasts
Hain Celestial will host a conference call and webcast at 8:30 AM Eastern Time today to review its third quarter fiscal year 2016 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

On Thursday, May 19, 2016 at 8:50 AM Eastern Time the Company is scheduled to present at BMO Capital Markets 2016 Farm to Market Conference. The presentation will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to (i) the Company’s growth trends, initiatives and strategies with respect to Project Terra and its strategic platforms; (ii) the Company’s ability to achieve approximately $100 million in global cost savings; and (iii) the Company’s guidance for net sales and earnings per diluted share for fiscal year 2016. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and financial market conditions; competition; our ability to respond to changes and trends in customer and consumer demand, preferences and consumption; our reliance on third party distributors, manufacturers and suppliers; the consolidation or loss of a significant customer; our ability to introduce new products and improve existing products; availability and retention of key personnel; our ability to effectively integrate our acquisitions; our ability to successfully consummate any proposed divestitures; liabilities arising from potential product recalls, market withdrawals or product liability claims; outbreaks of diseases or food-borne illnesses; potential litigation; the availability of organic and natural ingredients; our ability to manage our supply chain effectively; changes in fuel, raw material and commodity costs; effects of climate change on our business and operations; our ability to offset input cost increases; the interruption, disruption or loss of operations at one or more of our manufacturing facilities; the loss of one or more of our independent co-packers; the disruption of our transportation systems; risks associated with expansion into countries in which we have no prior operating experience; risks associated with our international sales and operations, including foreign currency risks; impairment in the carrying value of our goodwill or other intangible assets; our ability to use our trademarks; reputational damage; changes in, or the failure to comply with, government laws and regulations; liabilities or claims with respect to environmental matters; our reliance on independent certification for our products; a breach of security measures; our reliance on our information technology systems; effects of general global capital and credit market issues on our liquidity and cost of borrowing; potential liabilities not covered by insurance; the ability of joint venture investments to successfully execute business plans; dilution in the value of our common shares; and the other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2015. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted operating income, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA (defined below) and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and nine months ended March 31, 2016 and 2015 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. For the nine months ended March 31, 2016 and 2015, operating free cash flow was calculated as follows:

	Nine Months Ended
	3/31/2016	3/31/2015
	(dollars in thousands)
Cash flow provided by operating activities	$131,853	$70,169
Purchases of property, plant and equipment	(58,022)	(36,312)
Operating free cash flow	$73,831	$33,857

Our operating free cash flow was $73.8 million for the nine months ended March 31, 2016, an increase of $40.0 million from the nine months ended March 31, 2015. The increase in operating free cash flow primarily resulted from an increase in net income. This was offset partially by an increase in our capital expenditures principally related to the purchase of a new factory location and production equipment in the Hain Pure Protein segment to accommodate current demand, as well as the expansion of production lines at both our ready-to-heat rice facility in the United Kingdom and our plant-based beverage facilities in Europe to accommodate new products and increased volume.

The Company defines adjusted EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation, acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and as a component of performance-based executive compensation.

For the three and nine months ended March 31, 2016 and 2015, adjusted EBITDA was calculated as follows:

	3 Months Ended		9 Months Ended
	3/31/2016	3/31/2015	3/31/2016	3/31/2015
	(dollars in thousands)
Net Income	$48,985	$33,394	$137,234	$96,824
Income taxes	21,576	18,147	57,337	45,144
Interest expense, net	6,233	5,670	17,365	17,644
Depreciation and amortization	16,085	14,162	47,190	43,064
Equity in earnings of affiliates	161	13	108	(315)
Stock based compensation	2,776	2,935	10,004	8,934
Tradename impairment charge	—	5,510	—	5,510
Acquisition related fees and expenses, integration and restructuring charges, including severance, and other	4,190	5,572	10,855	8,789
Contingent consideration expense	1,511	—	1,511	281
Nut butter recall	—	—	—	30,110
European non-dairy beverage withdrawal	—	—	—	2,187
HPPC costs related to chiller breakdown and factory start-up costs	3,054	—	4,111	—
Ashland factory and related expenses	—	2,142	—	2,142
UK factory start-up costs	—	2,512	743	8,533
US warehouse consolidation project	—	—	426	—
Fakenham inventory allowance for fire	—	—	—	900
Litigation expenses	—	518	—	891
Celestial Seasonings packaging launch support and Keurig transition	2,700	—	4,704	—
Tilda fire insurance recovery costs and other start-up/integration costs	—	1,098	230	1,354
Gain on Tilda fire	(9,013)	—	(9,013)	—
Gain on pre-existing ownership interest in HPPC and Empire Kosher	—	(2,922)	—	(8,256)
Adjusted EBITDA	$98,258	$88,751	$282,805	$263,736

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$125,390	$166,922
Accounts receivable, net	360,964	320,197
Inventories	394,958	382,211
Deferred income taxes	21,421	20,758
Prepaid expenses and other current assets	43,469	42,931
Total current assets	946,202	933,019

Property, plant and equipment, net	392,719	344,262
Goodwill, net	1,195,305	1,136,079
Trademarks and other intangible assets, net	643,940	647,754
Investments and joint ventures	20,034	2,305
Other assets	32,966	33,851
Total assets	$3,231,166	$3,097,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$233,642	$251,999
Accrued expenses and other current liabilities	93,050	79,167
Current portion of long-term debt	37,806	31,275
Total current liabilities	364,498	362,441

Long-term debt, less current portion	879,627	812,608
Deferred income taxes	142,188	145,297
Other noncurrent liabilities	5,986	5,237
Total liabilities	1,392,299	1,325,583

Stockholders' equity:
Common stock	1,075	1,058
Additional paid-in capital	1,120,777	1,073,671
Retained earnings	934,748	797,514
Accumulated other comprehensive loss	(129,062)	(42,406)
Subtotal	1,927,538	1,829,837
Treasury stock	(88,671)	(58,150)
Total stockholders' equity	1,838,867	1,771,687

Total liabilities and stockholders' equity	$3,231,166	$3,097,270

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Net sales	$749,862	$662,739	$2,189,639	$1,990,379
Cost of sales	576,653	504,990	1,686,820	1,539,459
Gross profit	173,209	157,749	502,819	450,920

Selling, general and administrative expenses	93,915	83,068	262,776	262,613
Amortization/impairment of acquired intangibles	4,586	10,189	13,994	19,001
Acquisition related expenses, restructuring and integration charges, and other	5,701	4,298	11,852	6,273

Operating income	69,007	60,194	214,197	163,033

Interest expense and other expenses, net	(1,715)	8,640	19,518	21,380
Income before income taxes and equity in earnings of equity-method investees	70,722	51,554	194,679	141,653
Provision for income taxes	21,576	18,147	57,337	45,144
Equity in net loss (income) of equity-method investees	161	13	108	(315)

Net income	$48,985	$33,394	$137,234	$96,824

Net income per common share:
Basic	$0.47	$0.33	$1.33	$0.95
Diluted	$0.47	$0.32	$1.32	$0.94

Weighted average common shares outstanding:
Basic	103,265	102,252	103,030	101,401
Diluted	104,087	103,796	104,168	103,226

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2016 GAAP	Adjustments	2016 Adjusted	2015 GAAP	Adjustments	2016 Adjusted

Net sales	$749,862	$—	$749,862	$662,739	$—	$662,739
Cost of sales	576,653	(3,054)	573,599	504,990	(5,928)	499,062
Operating expenses (a)	98,501	(2,700)	95,801	93,257	(7,126)	86,131
Acquisition related expenses, restructuring and integration charges, and other	5,701	(5,701)	—	4,298	(4,298)	—
Operating Income	69,007	11,455	80,462	60,194	17,352	77,546
Interest and other expenses, net	(1,715)	9,149	7,434	8,640	(2,216)	6,424
Provision for income taxes	21,576	712	22,288	18,147	6,427	24,574
Net income	48,985	1,594	50,579	33,394	13,141	46,535
Earnings per share - diluted	0.47	0.02	0.49	0.32	0.13	0.45

(a) Operating expenses include amortization/impairment of acquired intangibles and selling, general, and administrative expenses.

	Three Months Ended March 31,
	FY 2016		FY 2015
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision

HPPC costs related to chiller breakdown and factory start-up costs	$3,054	$943	$—	$—
Ashland factory and related expenses	—	—	2,142	814
UK factory start-up costs	—	—	2,512	521
Acquisition and other integration costs	—	—	1,274	427
Cost of sales	3,054	943	5,928	1,762

Celestial Seasonings packaging launch support	2,700	833	—	—
Tilda fire insurance recovery costs and other start-up/ integration costs	—	—	1,098	275
Litigation expenses	—	—	518	197
Selling, general and administrative expenses	2,700	833	1,616	472

Tradename impairment charge	—	—	5,510	1,102
Amortization/impairment of acquired intangibles	—	—	5,510	1,102

Acquisition related fees and expenses, integration and restructuring charges, including severance, and other	4,190	1,294	4,298	1,463
Contingent consideration expense	1,511	466	—	—
Acquisition related expenses, restructuring and integration charges, and other	5,701	1,760	4,298	1,463

Unrealized currency impacts	(136)	(42)	5,138	1,628
Gain on Tilda fire	(9,013)	(2,782)	—	—
Gain on pre-existing investment in HPPC and Empire Kosher	—	—	(2,922)	—
Interest and other expenses, net	(9,149)	(2,824)	2,216	1,628

Total adjustments	$2,306	$712	$19,568	$6,427

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Nine Months Ended March 31,
	2016 GAAP	Adjustments	2016 Adjusted	2015 GAAP	Adjustments	2016 Adjusted

Net sales	$2,189,639	$—	$2,189,639	$1,990,379	$16,701	$2,007,080
Cost of sales	1,686,820	(5,578)	1,681,242	1,539,459	(25,059)	1,514,400
Operating expenses (a)	276,770	(4,934)	271,836	281,614	(12,664)	268,950
Acquisition related expenses, restructuring and integration charges, and other	11,852	(11,852)	—	6,273	(6,273)	—
Operating Income	214,197	22,364	236,561	163,033	60,697	223,730
Interest and other expenses, net	19,518	1,706	21,224	21,380	(2,466)	18,914
Provision for income taxes	57,337	9,988	67,325	45,144	23,257	68,401
Net income	137,234	10,670	147,904	96,824	39,906	136,730
Earnings per share - diluted	1.32	0.10	1.42	0.94	0.38	1.32

(a) Operating expenses include amortization/impairment of acquired intangibles and selling, general, and administrative expenses.

	Nine Months Ended March 31,
	FY 2016		FY 2015
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision

Nut butter recall	$—	$—	$15,773	$5,994
European non-dairy beverage withdrawal	—	—	928	316
Net sales	—	—	16,701	6,310

HPPC costs related to chiller breakdown and factory start-up costs	3,895	1,263	—	—
US warehouse consolidation project	426	162	—	—
UK factory start-up costs	743	149	8,533	1,770
Acquisition and other integration costs	514	155	2,797	817
Ashland factory and related expenses	—	—	2,142	814
Nut butter recall	—	—	9,428	3,583
European non-dairy beverage withdrawal	—	—	1,259	428
Fakenham inventory allowance for fire	—	—	900	187
Cost of sales	5,578	1,729	25,059	7,599

Celestial Seasonings packaging launch support and Keurig transition	4,704	1,595	—	—
Tilda fire insurance recovery costs and other start-up/ integration costs	230	46	1,354	352
Nut butter recall	—	—	4,909	1,864
Litigation expenses	—	—	891	339
Selling, general and administrative expenses	4,934	1,641	7,154	2,555

Tradename impairment charge	—	—	5,510	1,102
Amortization/impairment of acquired intangibles	—	—	5,510	1,102

Acquisition related fees and expenses, integration and restructuring charges, including severance, and other	10,341	3,223	5,992	2,100
Contingent consideration expense	1,511	466	281	—
Acquisition related expenses, restructuring and integration charges, and other	11,852	3,689	6,273	2,100

Unrealized currency impacts	7,091	2,344	10,957	3,561
Gain on Tilda fire	(9,013)	(2,782)	—	—
Gain on disposal of investment held for sale	—	—	(314)	—
Gain on pre-existing investment in HPPC and Empire Kosher	—	—	(8,256)	—
Interest accretion and other items, net	—	—	79	30
HPPC chiller disposal	216	82	—	—
Interest and other expenses, net	(1,706)	(356)	2,466	3,591

UK tax rate change impact on deferred taxes and uncertain tax position reserve	—	3,285	—	—
Provision for income taxes	—	3,285	—	—

Total adjustments	$20,658	$9,988	$63,163	$23,257